Exhibit 10.4

CONX CORP.

DIRECTOR STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is entered into effective as of the Grant Date set forth on Exhibit A to this Agreement (the “Grant Date”), by and between CONX Corp., a Nevada corporation (the “Company”), and [Grantee Name] (“Grantee”).

RECITAL

WHEREAS, the Company, pursuant to its Amended and Restated 2024 Director Stock Incentive Plan (as amended from time to time, the “Plan”) desires to grant this stock option to Grantee, and Grantee desires to accept such stock option, each under the terms and conditions set forth in this Agreement; and

WHEREAS, the Option (as defined below) is intended to be consideration in exchange for the covenants herein contained and not in exchange for any right with respect to continuance of service to the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.	Grant of Option

The Company hereby grants to Grantee, as of the Grant Date, the right and option (hereinafter called the “Option”) to purchase all or any part of the number of shares of the Class A common stock of the Company, par value $0.0001 per share (the “Common Shares”) set forth on Exhibit A to this Agreement, at the price per share set forth on Exhibit A to this Agreement, which price is equal to or greater than the fair market value of a Common Share on the Grant Date (or the last trading day prior to the Grant Date, if the Grant Date was not a trading day) (the “Option Price”), and on the terms and conditions set forth in this Agreement. The Option Price is subject to adjustment as provided in this Agreement and the Plan. The Option is intended to be a non-statutory stock option that does not qualify as an “incentive stock option” within the meaning of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”).

Notwithstanding anything in the Plan to the contrary, this Agreement and the Option granted hereunder shall be null and void and of no further force and effect unless and until the Grantee shall have accepted and acknowledged this Agreement within thirty (30) days after the Grant Date by following the current procedures implemented by the Company’s administrator for the Plan (the “Administrator”), as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason from time to time.

2.	Duration and Exercisability

(a)Subject to the terms and conditions set forth in this Agreement and the Plan, the Option shall vest on the Grant Date.

(b)Except as permitted pursuant to the Plan, (i) during the lifetime of Grantee, the Option shall be exercisable only by Grantee or, if permissible under applicable law, by Grantee’s guardian or legal representative, (ii) the Option shall not be assignable or transferable by Grantee, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act, or the rules promulgated thereunder, (iii) the Option may not be sold, assigned, transferred or otherwise disposed of, or pledged, alienated, attached, hypothecated, or otherwise encumbered in any manner (whether by operation of law or otherwise), and will not be subject to execution, attachment or other process, and (iv) any Common Shares issued upon the exercise of the Option may not be sold or otherwise disposed of by the Grantee within six months after the Grant Date. Any purported sale, assignment, transfer, pledge, alienation, attachment or encumbrance in violation of the terms of this Agreement or the Plan shall be void and unenforceable against the Company or any of its subsidiaries. Any sale, assignment, transfer, pledge, hypothecation, or other disposition of the Option or any attempt to make any such levy of execution, attachment or other encumbrance will cause the Option to terminate immediately, unless the Board of Directors of the Company or the Committee (as defined in the Plan), in their sole and absolute discretion for any reason or no reason at any time and from time to time, specifically waives applicability of this provision.

(c)Notwithstanding any other provisions in this Agreement or the Plan, the Option shall expire and terminate, and shall cease to be exercisable, on the expiration date set forth on Exhibit A to this Agreement (the “Expiration Date”).

(d)The Company assumes no responsibility for individual income taxes, penalties or interest related to the grant, vesting, adjustment, termination or exercise of the Option or any subsequent disposition of Common Shares. Grantee should consult with Grantee’s personal tax advisor regarding the tax ramifications, if any, which result from the grant, vesting, adjustment, termination or exercise of the Option, and any subsequent disposition of Common Shares. If, in the Company’s sole and absolute discretion for any reason or no reason at any time and from time to time, it is necessary or appropriate to collect or withhold federal, state or local taxes in connection with the grant, vesting, adjustment, termination or exercise of any portion of the Option and/or any subsequent disposition of Common Shares, the Company shall be entitled to require the payment of such amounts as a condition to exercise.

(e)In accepting the terms and conditions of this Agreement and the Option and in considering the exercise of the Option, Grantee understands, acknowledges, agrees and hereby stipulates that Grantee has used and shall use the same independent investment judgment that Grantee would use in making other investments in corporate securities. Among other things, stock prices will fluctuate over any reasonable period of time and the price of the Common Shares may go down as well as up. No guarantees are made as to the future prospects of the Company or the Common Shares, or that any market for sale of the Common Shares will exist in the future. No representations are made by the Company except as may be contained in any active registration statement on file with the United States Securities and Exchange Commission (“SEC”) relating to the Plan at the time of the applicable exercise of the Option.

3.	Effect of Termination of Director’s Status Before Exercise

(a)In the event that Grantee shall cease to be a director of the Company for any reason other than Grantee’s death or disability (as described in Section 3(b) of this Agreement), any portion of the Option then held by the Grantee shall remain exercisable after the termination of Grantee’s status as a director of the Company for a period of three months (the “Three Month Period”), subject to the conditions that (i) any vested or exercisable portion of the Option not exercised within the Three Month Period shall be automatically exercised pursuant to the Expiration Exercise Procedures set forth in Section 4(c) below, and (ii) no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date.

(b)In the event that Grantee shall die while serving as a director of the Company or if Grantee shall cease to be a director of the Company because Grantee becomes disabled (within the meaning of Section 22(e)(3) of the Code and regulations thereunder) while serving as a director of the Company and Grantee shall not have exercised the Option to the extent of the full number of vested Common Shares that Grantee was entitled to exercise under the Option as of the date of such death or cessation of service as a director of the Company on account of disability, as applicable, then such Option may be exercised at any time within twelve months after the date of such death or cessation of service as a director of the Company on account of disability (the “Death or Disability Post-Termination Exercise Period”) by Grantee or the personal representatives or administrators, executor or guardians of Grantee, as applicable, or by any person or persons to whom the Option is transferred by will or the applicable laws of descent and distribution, but only to the extent of the full number of vested Common Shares that Grantee was entitled to purchase under the Option on the date of such death or cessation of service as a director of the Company on account of disability, as applicable, subject to the conditions that (i) any vested or exercisable portion of the Option not exercised within the Death or Disability Post-Termination Exercise Period shall be automatically exercised pursuant to the Expiration Exercise Procedures set forth in Section 4(c) below, (ii) any portion of the Option not vested or otherwise not exercisable as of the date of such death or cessation of service as a director of the Company on account of disability, as applicable, shall be deemed to have terminated and cannot be exercised as or after such date, and (iii) no portion of the Option shall be exercisable (whether vested or unvested) after the Expiration Date. The termination of the Option by reason of this Section 3(b) shall be without prejudice to any right or remedy which the Company may have against the Grantee or other holder of the Option or any Common Shares issued or issuable upon exercise of the Option.

(c)Notwithstanding any other provision in this Agreement or the Plan or any termination or expiration of the Option, the covenants set forth in Section 5 of this Agreement shall continue in force in accordance with their terms unless otherwise terminated by the Company.

4.	Manner of Exercise

(a)The Option can be exercised only by Grantee or other proper party as described in Section 2(b), Section 3(b) and/or Section 4(c) of this Agreement, in whole Common Shares, by following, prior to the earlier of any forfeiture or termination or the Expiration Date, the then current procedures implemented by the Administrator, as such Administrator and procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time. The instruction to exercise the Option must be made by a person entitled to exercise the Option and shall (i) include, among other things, the number of Common Shares as to which the Option is being exercised, (ii) contain a representation and agreement as to Grantee’s investment intent and to Grantee’s status as an “accredited investor” as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) with respect to the Common Shares in a form satisfactory to the Company (unless a Prospectus meeting applicable requirements of the Securities Act, is in effect for the Common Shares being purchased pursuant to exercise of the Option), and (iii) be accompanied by payment in full of the Option Price for all Common Shares designated in the instruction. The instruction to exercise shall be sent as set forth in Section 6(l) of this Agreement or in such other manner pursuant to the then-applicable procedures implemented by the Administrator.

(b)Except as otherwise provided for by the then-current procedures implemented by the Administrator or as otherwise specified in Section 4(c) of this Agreement, Grantee shall pay the Option Price for the Common Shares purchased in cash or by certified or bank cashier’s check.

(c)If, upon the close of trading on the NASDAQ Stock Market (or, in the event that the Common Shares are no longer listed and traded on the NASDAQ Stock Market, such other domestic stock exchange or OTC Market (as defined in the Plan) or similar quotation system or association on which the Common Shares are then listed and traded) (the “Market Close”) (i) in the event that Grantee shall cease to be a director of the Company as contemplated by Section 3(a) of this Agreement, on the earlier of (x) the last day of the Three Month Period, and (y) the Expiration Date, (ii) in the event that Grantee shall cease to be a director of the Company as contemplated by Section 3(b) of this Agreement, on the earlier of (x) the last day of the Death or Disability Post-Termination Exercise Period, and (y) the Expiration Date, and (iii) in any other circumstance where all or any portion of the Option is then outstanding and exercisable on the Expiration Date, on the Expiration Date (the dates in clauses (i), (ii), and (iii), as applicable (or the last trading day prior to any such date (if such date is not a trading day)), the “Expiration Exercise Date”), all or any portion of the Option is vested and exercisable, then the vested and exercisable portion of the Option shall be automatically exercised upon the Market Close on the Expiration Exercise Date without any further action by Grantee (or any other proper party as described in Section 2(b) and/or Section 3(b) of this Agreement) pursuant to the applicable then-current procedures implemented by the Administrator (the “Expiration Exercise Procedures”), as such Administrator and Expiration Exercise Procedures are designated by the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time.

Pursuant to the Expiration Exercise Procedures: (i) the following costs and expenses will be satisfied by withholding otherwise deliverable Common Shares to be issued upon the automatic exercise of the Option: (A) the Option Price for the full number of vested Common Shares that are automatically exercised under the Option pursuant to this Section 4(c); (B) the Administrator’s fees and commissions, if any; (C) other brokerage fees and commissions, if any; and (D) all withholding and all other obligations with regard to any individual income taxes (which Grantee understands, acknowledges, agrees and hereby stipulates may be withheld at the highest then-current tax rate), penalties or interest related to the grant, vesting, adjustment, termination or exercise of the Option and/or any subsequent disposition of Common Shares in connection with the Expiration Exercise Procedures or otherwise; and (ii) the number of whole Common Shares, if any, remaining after completion of all withholding as described in subsection (i) of these Expiration Exercise Procedures shall be issued to Grantee. Without limitation of the generality of Section 2(d) of this Agreement, in the event that the amounts withheld pursuant to the Expiration Exercise Procedures are insufficient to satisfy Grantee’s actual individual income tax, penalty and/or interest obligations, Grantee understands, acknowledges, agrees and hereby stipulates that Grantee, and not the Company, shall be solely responsible and liable for payment of any deficiencies. Only an Option that is “in-the-money” at Market Close on the Expiration Exercise Date shall be automatically exercised pursuant to this Section 4(c). An Option shall be considered “in-the-money” for purposes of this Section 4(c) if the fair market value of a Common Share upon the Market Close on the Expiration Exercise Date is at least one percent (1%) greater than the Option Price.

Furthermore, and without limitation of the generality of the preceding sentence, any exercise of the Option that would result in the issuance of less than one whole Common Share to Grantee pursuant to the Expiration Exercise Procedures shall not be automatically exercised pursuant to this Section 4(c). Grantee (on its own behalf and on behalf of each and every other proper party as described in Section 2(b) and/or Section 3(b) of this Agreement) hereby expressly authorizes and agrees to the automatic exercise of the Option as provided in this Section 4(c) (and shall be deemed to have given all instructions and representations required under Section 4(a) of this Agreement in connection with the automatic exercise of the Option as provided in this Section 4(c)), and neither the approval of the Administrator, nor the consent of Grantee (or any other proper party as described in Section 2(b) and/or Section 3(b) of this Agreement) shall be required at the time of the automatic exercise of the Option pursuant to this Section 4(c). For the avoidance of doubt, Grantee may exercise any vested and exercisable portion of the Option prior to Market Close on the Expiration Exercise Date. Grantee understands, acknowledges, agrees and hereby stipulates that the automatic exercise procedure pursuant to this Section 4(c) is provided solely as a convenience to Grantee as protection against Grantee’s inadvertent failure to exercise all or any portion of an “in-the-money” Option that is vested and exercisable before such Option expires under this Agreement. Because any exercise of all or any portion of the Option is solely Grantee’s responsibility, Grantee hereby waives and releases and agrees to indemnify and hold the Company harmless from and against any and all claims of any kind whatsoever against the Company and/or any other party (including without limitation, the Administrator and the Company’s employees and agents) arising out of or relating to the automatic exercise procedure pursuant to this Section 4(c) (or any failure thereof), including without limitation any resulting individual income tax, penalty and/or interest liability and/or any other liability if the automatic exercise of the Option does occur, or does not occur for any reason or no reason whatsoever and/or the Option actually expires.

(d)Unless notified by the Company or the Administrator to the contrary, the Common Shares issuable on exercise of the Option shall be deemed issued on the date specified by the Company, within five (5) business days following the date that the Company determines that all requirements for issuance of the Common Shares have been properly completed. The Company shall have no obligation to issue the Common Shares upon the exercise of any portion of the Option until it has confirmed to its satisfaction that all requirements for the issuance have been accomplished. Any notice of exercise shall be void and of no effect if all requisite events have not been accomplished.

(e)Unless the Company waives applicability of this provision, the certificate or certificates for the Common Shares, if any, as to which the Option shall be exercised or the book entries, as applicable, may be registered only in the name of the Grantee (or if the Grantee so requests in the notice of exercise of the Option, jointly in the name of the Grantee and with a member of the Grantee’s family, with the right of survivorship, or in the event of the death of Grantee, in the name of such survivor of the Grantee as the person with the right to exercise the Option shall designate).

5.	Protection of Confidential Information and Trade Secrets.

(a)Confidential Information and Trade Secrets.

(i)Grantee agrees to hold in a fiduciary capacity for the benefit of the Company any and all proprietary and confidential information, knowledge, ideas and data, including, without limitation, customer lists and the Company’s trade secrets, products, processes and programs (“Confidential Information and Trade Secrets”), relating in any way to the present or future business or activities of the Company for as long as such Confidential Information and Trade Secrets remain confidential (for clarification purposes, this restriction shall include, but not be limited to, the obligation of and agreement by Grantee not to disclose to, or use to or for the benefit of, any person or entity other than the Company any Confidential Information and Trade Secrets). Such Confidential Information and Trade Secrets include but are not limited to: (i) the Company’s financial and business information, such as capital structure, operating results, strategies and plans for future business, pending projects and proposals and potential acquisitions or divestitures; (ii) product and technical information, such as product formulations, new and innovative product ideas, proprietary credit scoring models and approaches, credit policies, new business developments, plans, designs, compilation methods, processes, procedures, program devices, data processing programs, software, software codes, hardware, firmware and research and development products; (iii) marketing information, such as new marketing ideas, mailing lists, the identity and number of the Company’s customers and prospects, their names and addresses and sales and marketing plans; (iv) information about the Company’s third-party agreements and any confidential or protected information disclosed to the Company by a third-party; (v) the Company’s suppliers, partners, customers and prospect lists; and (vi) personnel information, such as the identity and number of the Company’s employees, their salaries, bonuses, benefits, skills, qualifications and abilities. For the avoidance of doubt and notwithstanding the foregoing, the term “trade secrets” shall mean items of Confidential Information and Trade Secrets that meet the requirements of the Uniform Trade Secrets Act, as adopted in the State of Colorado and as amended from time to time or under the Defend Trade Secrets Act, 18 U.S.C. §1833, et seq. Under the federal Defend Trade Secrets Act of 2016, Grantee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (x) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (y) is made to Grantee’s attorney in relation to a lawsuit for retaliation against Grantee for reporting a suspected violation of law; or (z) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(ii)Nothing in this Agreement shall limit Grantee’s rights under applicable law to provide information to any governmental entity or to file a charge with or participate in an investigation conducted by any governmental entity, and Grantee does not need permission from the Company or any of its subsidiaries to do so. Grantee recognizes that, in connection with the provision of information to any governmental entity, Grantee must inform such governmental entity that the information Grantee is providing is confidential. Despite the foregoing, Grantee is not permitted to reveal to any third party, including any governmental entity, information Grantee came to learn during Grantee’s service to the Company that is protected from disclosure by any applicable privilege, including, but not limited to, the attorney-client privilege or attorney work product doctrine. The Company and its subsidiaries do not waive any applicable privileges or the right to continue to protect their privileged attorney-client information, attorney work product, and other privileged information. Nothing in this Agreement prevents or limits Grantee from recovering an award for providing information to any governmental authority concerning any suspected violation of law by the Company or its subsidiaries.

(iii)All Confidential Information and Trade Secrets, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company. To the extent that Grantee possesses any Confidential Information and Trade Secrets or equipment belonging to the Company, Grantee agrees to deliver to the Company, immediately upon cessation of Grantee’s service as a director of the Company and at any time and from time to time as the Company requests: (i) any and all documents, files, notes, memoranda, databases, computer files, and/or other computer programs reflecting any Confidential Information and Trade Secrets; and (ii) any and all computer equipment, home office equipment, automobile, or other business equipment belonging to the Company that Grantee may then possess or have under Grantee’s control. For any equipment or devices owned by Grantee on which proprietary information of the Company is stored or accessible, Grantee shall, immediately upon or prior to cessation of Grantee’s service as a director of the Company, deliver such equipment or devices to the Company so that any proprietary information may be deleted or removed. Grantee expressly authorizes the Company’s designated representatives to access such equipment or devices for this limited purpose and shall provide any passwords and/or passcodes necessary to accomplish this task.

(iv)Grantee acknowledges that all Confidential Information and Trade Secrets is essential to the Company’s present and future business and activities, and is therefore deemed trade secrets and is considered proprietary to, and treated as confidential by, the Company. This obligation of confidentiality is intended to supplement, and is not intended to supersede or limit, the obligations of confidentiality Grantee has to the Company by agreement, law or otherwise.

(b)Remedies. Grantee understands, acknowledges, agrees and hereby stipulates that any and all actual, threatened or attempted violations of any and all covenants in this Agreement (including, without limitation, covenants in this Section 5), may cause the Company irreparable harm, which may not be compensated for by monetary damages alone.

(c)No Waiver. In addition to (and without limitation of) the other terms and conditions of this Agreement, the failure of the Company to insist upon strict performance of any provision of any agreement between the Company, on the one hand, and another grantee, director, employee, person or entity, on the other hand, shall not be construed as a waiver of the Company’s right to insist upon strict performance of each and every representation, warranty, covenant, duty and obligation of Grantee hereunder. In addition to (and without limitation of) the foregoing, the election of certain remedies by the Company with respect to the breach or default by another grantee, director, employee, person or entity of any agreement between the Company, on the one hand, and such other grantee, director, employee, person or entity, on the other hand, shall not be deemed to prejudice any rights or remedies that the Company may have at law, in equity, under contract (including without limitation this Agreement) or otherwise with respect to a similar or different breach or default hereunder by Grantee (all of which are hereby expressly reserved).

6.	Miscellaneous

(a)Option Subject to the Plan. The Option is issued pursuant to the Plan and is subject to its terms and conditions. The Committee has final authority to decide, interpret, determine and calculate any and all aspects of the Plan in its sole and absolute discretion for any reason or no reason at any time and from time to time.

(b)No Right to Continued Service as a Director; No Rights as Stockholder. This Agreement shall not confer upon Grantee any right with respect to continuance of service with the Company or any of its direct or indirect subsidiaries, nor will it interfere in any way with any right of the Company to terminate such service or remove Grantee for any reason or no reason at any time and from time to time. The holder of the Option will not have any right to dividends or any other rights of a stockholder with respect to Common Shares subject to the Option until such Common Shares shall have been issued to Grantee upon valid exercise of the Option in accordance with this Agreement and the Plan (as evidenced by the records of the transfer agent of the Company).

(c)Adjustments. If there shall be any change in the Common Shares of the Company through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure of the Company, then appropriate adjustments shall be made in accordance with the terms of the Plan to prevent dilution or enlargement of Grantee’s rights under the Option. Such adjustments may include, where appropriate, changes in the number of shares of Common Shares and the price per share subject to the outstanding Option. Notwithstanding the foregoing, no action that would modify the treatment of the Option under the Code shall be effective unless agreed to in writing by both parties.

(d)Assigns and Successors. This Agreement shall inure to the benefit of the Company’s assigns and successors and its and their direct and indirect subsidiaries.

(e)Compliance with Law; Legal Requirements. The Company shall at all times during the term of the Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Agreement. The exercise of all or any part of the Option shall only be effective at such time that the issuance and sale of Common Shares pursuant to such exercise will not violate any federal or state securities or other laws. The Company may suspend Grantee’s or any holder’s of the Option right to exercise the Option and shall not issue or deliver the Common Shares underlying the Option unless it is satisfied in its judgment that the issuance and sale of Common Shares will not violate any of the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any rules or regulations of the SEC promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, other applicable laws, rules and regulations or any applicable stock exchange, or any other applicable laws, rules or regulations, or until there has been compliance with the provisions of such acts, laws and rules. If the Company in its sole and absolute discretion so elects, it may register the Common Shares issuable upon the exercise of the Option under the Securities Act and/or list the Common Shares on any securities exchange. In the absence thereof, Grantee understands that neither the Option nor the Common Shares issuable upon the exercise thereof will be registered under the Securities Act, or tradeable on any securities exchange, and Grantee represents (i) that the Option is being acquired, and that such Common Shares that will be acquired pursuant to exercise of the Option, if any, will be acquired, by Grantee for investment and not with a view to distribution thereof, and (ii) Grantee is an “accredited investor” as such term is defined in Rule 501 under the Securities Act. In the absence of an effective registration statement meeting the requirements of the Securities Act, upon any sale or transfer of the Common Shares issued pursuant to the Option, Grantee shall deliver to the Company an opinion of counsel satisfactory to the Company to the effect that the sale or transfer of the Common Shares does not violate any provision of the Securities Act or the Exchange Act, unless such requirement is waived by the Company in its sole discretion. Grantee understands that the Company is under no obligation to register or qualify the Common Shares with the SEC, any state securities commission or any stock exchange to effect such compliance and that Grantee will have no recourse to or claim against the Company if the Company determines pursuant to this Section 6(e) that it is unable to deliver the Common Shares upon exercise of the Option. Regardless of whether the offering and sale of the Common Shares have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company in its sole and absolute discretion for any reason or no reason at any time and from time to time may impose restrictions upon the sale, pledge or other transfer of such Common Shares (including the placement of appropriate legends on certificates or the imposition of stop-transfer instructions on the certificates or book entries, as applicable) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the Exchange Act, the securities laws of any state or other jurisdiction or any other applicable laws, rules and regulations or any applicable stock exchange rules or regulations.

Unless the Common Shares are issued pursuant to a registration statement under the Securities Act, the Common Shares shall bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SECURITIES IS EFFECTIVE UNDER SUCH ACT AND THE TRANSACTION IS QUALIFIED UNDER APPLICABLE STATE LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS OF APPLICABLE STATE LAW AND AN OPINION SATISFACTORY TO THE COMPANY TO SUCH EFFECT HAS BEEN

RENDERED BY COUNSEL, UNLESS SUCH REQUIREMENT IS WAIVED BY THE COMPANY IN ITS SOLE DISCRETION.

(f)Confidential Treatment of Option. Grantee agrees to treat with confidentiality the existence, terms and conditions of this Agreement and the Option except to the extent disclosed by the Company pursuant to applicable law, and agrees that failure to do so may result in immediate termination of the Option.

(g)Disputes; Governing Law. The relationship between the parties including all disputes and claims, whether arising in contract, tort, or under statute, shall be governed by and construed in accordance with the laws of the State of Colorado without giving any effect to its conflict of law provisions. Any and all disputes arising out of, or in connection with, the interpretation, performance or the nonperformance of this Agreement or any and all disputes arising out of, or in connection with, transactions in any way related to this Agreement or the Option and/or the relationship between the parties (including but not limited to the termination of this Agreement, Grantee’s service as a director, and Grantee’s rights with respect thereto or disputes under rights granted pursuant to statutes or common law, including those in the state in which Grantee is located) shall be litigated solely and exclusively before the United States District Court for the District of Colorado. Grantee and Company each consent to the in personam jurisdiction of said court for the purposes of any such litigation, and waive, fully and completely, any right to dismiss and/or transfer any action pursuant to 28 U.S.C.S. 1404 or 1406 (or any successor statute). In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction of said matter, then such matter shall be litigated solely and exclusively before the appropriate state court of competent jurisdiction located in the City and County of Denver, State of Colorado.

(h)Survival. Any provision of this Agreement which logically would be expected to survive termination or expiration, shall survive for a reasonable time period under the circumstances, whether or not specifically provided in this Agreement. Except as set forth to the contrary in this Agreement, the obligations under this Agreement also shall survive termination of Grantee’s service as a director of the Company and any changes made in the future to the terms of Grantee’s service as a director of the Company.

(i)Complete Agreement; No Waiver. This Agreement constitutes the entire, final and complete understanding between the parties hereto with respect to the subject matter of this Agreement, and it supersedes and replaces all previous understandings or agreements, written, oral, or implied, with respect to the subject matter of this Agreement made or existing before the date of this Agreement. Except as expressly provided by this Agreement, no waiver or modification of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by both parties. The failure of any party to insist upon strict performance of any provision of this Agreement shall not be construed as a waiver of any subsequent breach of the same or similar nature.

(j)Severability. Each provision of this Agreement shall be construed as separable and divisible from every other provision and the enforceability of any one provision shall not limit the enforceability, in whole or in part, of any other provision. Except as otherwise set forth in this Agreement, in the event that a court, arbitrator or other body of competent jurisdiction holds any provision of this Agreement to be invalid, illegal, void or less than fully enforceable as to time, scope or otherwise, the parties agree that such provision shall be construed by limiting and reducing it to the minimum extent necessary to render such provision valid, legal and enforceable while preserving to the greatest extent permissible the original intent of the parties; the remaining terms and conditions of this Agreement shall not be affected by such alteration, and shall remain in full force and effect.

(k)Summary Information. In the event that the Company provides Grantee (or anyone acting on behalf of Grantee) with summary or other information concerning, including or otherwise relating to Grantee’s rights or benefits under this Agreement (including without limitation the Option, and any vesting thereof), such summary or other information shall in all cases be qualified in its entirety by this Agreement and the Plan, and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

(l)Grantee Acknowledgements.

(i)Grantee understands, acknowledges, agrees and hereby stipulates that Grantee is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else.

(ii)Grantee understands, acknowledges, agrees and hereby stipulates that Grantee has carefully read, considered and understands all of the provisions of this Agreement, the Plan and the Company’s policies reflected in this Agreement.

(iii)Grantee understands, acknowledges, agrees and hereby stipulates that Grantee has asked any questions needed for him or her to understand the terms, consequences and binding effect of this Agreement and the Plan and Grantee fully understands them.

(iv)Grantee understands, acknowledges, agrees and hereby stipulates that Grantee was provided an opportunity to seek the advice of an attorney and/or tax professional of Grantee’s choice before accepting this Agreement.

(v)Grantee understands, acknowledges, agrees and hereby stipulates that the obligations and restrictions set forth in this Agreement are consistent with Grantee’s right to sell Grantee’s labor, the public’s interest in unimpeded trade, are fair and reasonable, and are no broader than are reasonably required to protect the Company’s interests.

(vi)Grantee understands, acknowledges, agrees and hereby stipulates that it is the Company’s policy to seek legal recourse to the fullest extent possible for actual, threatened or attempted violation of this Agreement. Grantee understands that nothing in this Agreement shall be construed to prohibit the Company from pursuing any other available remedies for any such actual, threatened or attempted violations of this Agreement, including the recovery of damages from Grantee. Grantee further agrees that, if Grantee violates, threatens or attempts to violate this Agreement, it would be difficult to determine the damages and lost profits which the Company would suffer as a result thereof including, but not limited to, losses attributable to lost or misappropriated Confidential

Information and Trade Secrets and losses stemming from violations of the non-disclosure obligations set forth above. Accordingly, Grantee agrees that if Grantee violates, threatens or attempts to violate this Agreement, then the Company shall be entitled to an order for injunctive relief and/or for specific performance, or their equivalent, in addition to money damages and any other remedies otherwise available to it at law or equity. Such injunctive relief includes but is not limited to requirements that Grantee take action or refrain from taking action to preserve the secrecy of Confidential Information and Trade Secrets, to not use Confidential Information and Trade Secrets and to protect the Company from irreparable harm. Grantee expressly agrees that the Company does not need to post a bond to obtain an injunction and Grantee waives the right to require such a bond.

(m)Notice. All notices to the Company shall be addressed to: CONX Corp., 5701 S. Santa Fe Dr. Littleton, Colorado 80120, Attn: Secretary, or to such other address or person as the Company may notify Grantee from time to time. All notices to Grantee or other person or persons then entitled to exercise the Option shall be addressed to Grantee or such other person(s) at Grantee’s address on file with the Company, or to such other address as Grantee or such person(s) may notify the Company or its administrator for the Option in writing from time to time.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Upon Grantee’s acceptance of the terms and conditions set forth in this Agreement through the electronic grant process available through the Administrator, this Agreement shall become effective between the parties as of the Grant Date.

CONX CORP.

GRANTEE – [Grantee Name]
Accepted on [Acceptance Date]

Exhibit A to Director Stock Option Agreement

Grant Date:   ___________

Number of Common Shares subject to the Option:  __________

Option Price:   $__________

Expiration Date:  ___________